UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Ebay Inc.

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Investor Presentation

June 2020

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TABLE OF CONTENTS

BOARD AND CORPORATE GOVERNANCE PRACTICES

Highly Skilled and Independent Board of Directors



14 of 15 directors are independent

Board Refreshment Process

- In light of the rapidly changing environment, the Board regularly reviews the skills, professional experience, background, age, and diversity of its members to ensure the Board is positioned to provide oversight on the Company's business and strategy, and to represent shareholders' interests
- The Board and each committee perform an annual self-assessment to evaluate its effectiveness

Directors have complementary experiences, backgrounds and skill sets which contribute to strong Board dynamics and effective strategic oversight of management, including:

Product, Marketing & Media	*Leadership*
Strategy	*Transactions/M&A*
Management	*Investment/Finance*
E-Commerce/Retail	*Technology Industry*
Policy	*Entrepreneurship*

Experienced Board with Robust Leadership



Thomas Tierney *
eBay Board Chairman
Chairman, The Bridgespan Group
Director Since 2003
Independent Chairman



Jamie Iannone
eBay President & CEO
Director Since 2020



Bonnie Hammer
Chairman, NBCUniversal Cable Entertainment
Director Since 2015



Paul Pressler
Operating Advisor, Clayton, Dubilier & Rice
Director Since 2015
Comp. Comm. Chair



Fred Anderson Jr. *
Co-Founder, Elevation Partners & NextEquity Partners
Director Since 2003
Audit Comm. Chair



Jesee Cohn
Partner, Elliott Management Corp
Director Since 2019



Kathleen Mitic
Co-Chief Executive Officer & Co-Founder, SomethingElse
Director Since 2011
Gov. & Nom. Comm. Chair



Robert Swan
Chief Executive Officer, Intel
Director Since 2015
Risk Comm. Chair



Anthony Bates
Chief Executive Officer, Genesys
Director Since 2015



Diana Farrell
President and Chief Executive Officer, JPMorgan Chase Institute
Director Since 2017



Matt Murphy
President and CEO, Marvell Technology
Director Since 2019



Perry Traquina
Former Chairman, Wellington
Director Since 2015



Adriane Brown
Venture Partner, Flying Fish Fund
Director Since 2017



Logan Green
Chief Executive Officer & Co-Founder, Lyft
Director Since 2016



Pierre Omidyar
Founder, eBay
Director Since 1996

* Chair of the Board Tom Tierney and Audit Committee Chair Fred Anderson will retire from the Board at the Annual Meeting of Stockholders on June 29, 2020

Board Succession Plans, Refreshment and Diversity

- Tom Tierney and Fred Anderson will retire at the Annual Meeting, and the remaining 13 directors have been nominated for election
- Following thoughtful succession planning, Paul Pressler will assume the role of Chair of the Board after the Annual Meeting
- We expect to recruit at least one additional independent director in the coming months
- Priorities for our search include financial and product/technology expertise and enhancing gender diversity

2020 Director Nominee Diversity



38%
47%
8%
< 4 years
4 - 12 years
> 12 years

92% less than 10 years, 85% added since start of 2015



15% identify as a minority



31% are women

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Active Risk Oversight

Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management

Full Board	• Responsible for the risk management framework and ensuring the supporting processes as implemented by management are adequate and functioning as designed • Direct oversight of major risks, including CEO succession planning, strategic and competitive, and operational planning and business execution • Determines risk oversight responsibilities of its committees
Risk Committee	• Assists the Board in its oversight of the Enterprise Risk Management program for key risks such as information security and regulatory compliance (including privacy, anti-money laundering and foreign assets control) • Reviews the policies put in place and steps taken to detect, monitor and actively manage such exposures
Audit Committee	• Oversight of financial risks, including credit, market, liquidity and investment policy risk • Oversight of ethics and compliance program and responsibility for review of related party transactions
Compensation Committee	• Promotes appropriate level of risk taking by management through the design and administration of our compensation programs • Oversight of management's strategies for managing human capital risk
CG&N Committee	• Influences culture of the board and tone from the top through Board composition recommendations • Oversight of eBay sustainability initiatives, including eBay Impact

The Board Recommends a Vote Against the Written Consent Proposal

Written Consent is unnecessary for the following reasons:

- Written consent is less transparent and protective of investors and is redundant to the right to call special meetings
- eBay stockholders previously opposed written consent proposals in 2017, 2015 and 2014, and eBay proactively reduced the threshold for the right to call special meetings from 25% to 20% in 2019
- eBay's stockholder engagement practices provide the proper avenue to raise priorities and concerns with the Board and management
- eBay has a proven track record of responsiveness to stockholder concerns
- eBay is committed to best practices and continuous improvement in corporate governance

The Board Recommends a Vote Against the Written Consent Proposal

eBay's Responsive Actions

- In 2019, reduced threshold for calling special meetings from 25% to 20%, lower than many S&P 500 companies
- eBay previously modified requirements for special meetings to expand the availability for stockholders
- eBay's recent history of responsiveness includes Board refreshment with investor-recommended nominees, enhanced capital returns through disciplined stock buybacks and new dividend program, portfolio and operating reviews and reorganization of executive leadership team

Written Consent is Not the Right Mechanism

- Does not guarantee all stockholders will be informed of an action or participate in a decision
- Holders of a bare majority can disenfranchise other stockholders by taking significant action without giving remaining stockholders prior notice
- Could impose significant financial and administrative burdens on the Company
- May promote actions not in the best long-term interests of stockholders

Special Meetings Better Serve Stockholders

- More transparent and orderly procedures
- Complete disclosure about the action is widely distributed via proxy statement
- Board allowed time to analyze and provide recommendations in the interests of all stockholders
- All stockholders have an opportunity to express their views
- Greater ability for stockholders to change their mind and their votes prior to action being effective

Commitment to Corporate Governance Best Practices

- We regularly engage with stockholders to seek their feedback on our corporate governance practices and our executive compensation program; these discussions directly inform the Board's decisions
- In 2019-2020, ESG engagement with stockholders representing ~45% of common stock outstanding and met with stockholders representing ~20% of common stock outstanding
- Committed to being responsive to stockholders to ensure best-in-class governance and compensation practices

✓	Strong Board independence (14 of 15 directors are independent)	✓	Separate Board Chair and CEO roles
✓	Regular Board refreshment	✓	Independent Board Chair
✓	Declassified Board with all members standing for election annually	✓	Active oversight of business strategy, risk and ESG (incl. engagement with and oversight of management in response to COVID-19)
✓	Majority vote standard for uncontested director elections	✓	Simple majority vote standard for bylaw/charter amendments and transactions
✓	Stockholder right to call a special meeting (lowered threshold from 25% to 20% in 2019)	✓	Clawback policy
✓	Stockholder proxy access	✓	Robust stock ownership requirements for our executive officers and directors
✓	Strong stockholder engagement practices	✓	Anti-hedging and anti-pledging policies

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EXECUTIVE COMPENSATION

Compensation Program Aligned with Business Goals and Culture

Our compensation program is heavily performance and equity-based and aligns management with stockholders

Pay practices align with and support…	
✓	Emphasize pay-for-performance
✓	Majority of compensation is performance-based
✓	Multiple performance measures, caps on incentive payments, and overlapping two-year performance periods for PBRSU awards
✓	Meaningful stock ownership requirements for executive officers
✓	Maintain a clawback policy
✓	Retain an independent compensation consultant
✓	Prohibit hedging and pledging by executive officers and directors
✓	Limited perquisites to executive officers

…the goals of our executive pay program

1. **Align** compensation with our business objectives, performance and stockholder feedback
2. **Motivate** named executive offers ("NEOs") to enhance long-term stockholder value
3. **Position** us competitively among the companies against which we recruit and compete for talent
4. **Enable** us to attract, retain, and reward NEOs and other key employees who contribute to our long-term success

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Performance-Based Compensation Program Drives Long-Term Stockholder Returns

Rigorous Goal and Target Setting Process

- In the first quarter of the year, the Compensation Committee approves Company performance measures based on business criteria and target levels of performance for annual bonus program and multi-year performance-based restricted stock unit awards (PBRSUs)
- Targets are set based primarily on the Company's Board-approved budget for the year for the annual bonus. For the PBRSUs, targets are set using information on approved budget for 1st year and projections of future performance for 2nd year to determine 2-year performance goals
- For 2019 and 2020, we selected financial metrics and targets that the Compensation Committee believes incentivize our management team to achieve our strategic objectives and drive eBay's financial performance and long-term stock performance
- Metrics include FX-neutral revenue, non-GAAP operating margin dollars, return on invested capital, non-GAAP net income and payments intermediation

Performance-Based Compensation Program Drives Long-Term Stockholder Returns

Base Salary
reflects the scope of executives' roles and responsibilities, and compensates for expected day-to-day performance

Time-based Restricted Stock Units (RSUs) promote retention since executives must remain with the Company in order to enjoy the growth in equity value

Long-term Equity Incentives include our RSU and PBRSU programs which align executive incentives with the long-term interests of our stockholders


Executive Compensation Program Components

Annual Cash Incentive (eIP)
aligns executive compensation with annual Company and individual performance, and motivates executives to enhance annual results

Performance-based Restricted Stock Units (PBRSUs) hold executives accountable for the long-term performance of the Company and time-based vesting at the end of the performance period focuses the executive on stock performance

Performance-based Incentives include our Annual Cash Incentive and PBRSUs which hold executives accountable for achieving performance targets

Annual & Long Term Plan Metrics Correlated to Sustained Performance

Annual cash incentive and PBRSU awards are determined based on metrics that correlate with financial performance over one and multi-year performance periods

Plan	Performance Metrics	Compensation Committee Rationale
Annual Cash Incentive	• FX-neutral revenue (threshold) • Non-GAAP net income • Individual Performance	• A minimum revenue threshold must be met before any incentive is paid • Non-GAAP net income is directly affected by management decisions and provides the most widely followed measure of financial performance
PBRSUs	• FX-neutral revenue • Non-GAAP operating margin dollars • ROIC (modifier) • Payments Intermediation (modifier for '18/'19 & '19/'20 cycles)	• Key drivers of our long-term success and stockholder value, and directly affected by management decisions • Incentivizes profitable growth and efficient use of capital • Incentivizes achievement of first phases of payments intermediation

PBRSUs reward long-term performance



March 15
50% vesting for all NEOs except CEO / CFO
March 15
100% vesting for CEO / CFO
50% vesting for all other NEOs
2018-2019 Performance Period
2018
2019
2020
2021
2022
2023
2019-2020 Performance Period
March 15
50% vesting for all NEOs except CEO / CFO
March 15
100% vesting for CEO / CFO
50% vesting for all other NEOs

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DIVERSITY & INCLUSION, HUMAN CAPITAL, AND GLOBAL IMPACT

Diversity & Inclusion (D&I) is Strategic and Comprehensive

Our efforts are focused across three strategic areas – workforce, workplace and marketplace – to hire, grow and keep top talent, enhance corporate performance, and foster a welcoming and inclusive place for employees and existing and future customers across the world

Diversity & Inclusion	• Published our fourth Global Diversity & Inclusion report since the 2015 Spin-Off of PayPal and the sale of our Enterprise segment; As of December 31, 2019, women comprise 40% of our global workforce and underrepresented minorities (Black, Hispanic/Latino, Other) comprise 12% of our U.S. workforce • Continued global partnership with Textio, an augmented writing platform that will help to design gender neutral job descriptions • Underrepresented minority diversity (Black/Hispanic/Native American) held at 12% through ongoing diversity recruiting effortswith HBCUs, HSIs and Women's Colleges. Women represented 43% of our 2020 Intern Class • Partnered with AnitaB.org's newly-formed Corporate Diversity Equity & Inclusion Services to audit our people processes for biases • Partnering with professional/executive recruiting to develop and deliver comprehensive diversity recruiting strategy • Currently partnering with senior leaders to refresh and implement D&I strategic plans tailored tobusiness unit specific needs • Planning virtual inclusive leadership session for senior leaders across multiple global business units • Operationalizing inclusive calibration practices to educate leaders during performance evaluation discussions • Launched an inclusive education virtual reality pilot to help over 200 employees walk in someone else's shoes • Updating eBay's first-ever internal D&I site with refreshed content to continue delivery of self-service inclusion education • Continued to support our global Communities of Inclusion (COI) Program of employee-led organizations that focus on gender, race/ethnicity, age, disability and military status, sexual orientation and/or preference; We have 65 COI chapters globally
Gender Pay Equity	• eBay's most recent global gender pay equity review was conducted in April 2020, reviewing the compensation of women and men in the same job in the same location. Our analysis covers more than 80% of eBay's employees. • U.S.: Women earn 100% of what men earn in terms of total compensation • Global: Women earn 99.5% of what men earn in terms of total compensation • To return to and maintain 100% equity, we will continue targeted training sessions globally for our recruiters and senior leaders, enhance our use of predictive analytics to guide compensation decisions, and conduct rigorous reviews of the compensation ofnew hires, transfers and promoted employees

eBay Workforce Culture and Board Engagement

CEO, Management and the Board are intently focused on building a culture of leadership, development, and excellence at eBay

Culture & Employee Engagement	**Management Accessibility and Engagement:** • eBay's practice of CEO and senior leader engagement with employees continues, with frequent All Hands meetings on Zoom while most employees are working from home • Learning sessions with initiative and business leaders **Learning and Development:** • Culture that encourages employees to take development assignments, instructor-led and self-directed learning
Board Connection	**Succession Planning:** • Robust succession planning at most senior level **Oversight of Development Programs:** • People program accomplishment review **Engagement with Employees:** • Participation in employee "All Hands" meetings • Breakfasts with top talent below the C-suite

Impact Update

In 2016, we set eBay Impact goals that align with how eBay does business.
In 2019, we set new goals for 2025 for these same key themes (see ebayinc.com/impact).
Our targets consider and help advance the UN Sustainable Development Goals.

Impact Team Governance

- Guided by the Impact team, with oversight from the Corporate Governance and Nominating Committee, ESG is integrated into our business
- The Impact team works across the organization to help our business groups and functions prioritize ESG as part of the Company's strategy
- Impact goals are sponsored by a member of the Executive Leadership Team to ensure we remain accountable to achieving these targets

eBay named to World and North America Indices in 2019

MEMBER OF Dow Jones Sustainability Indices
In collaboration with SAM

Economic Empowerment

Enabling everyone to participate in – and benefit from – global commerce

** 2020 GOAL: Achieve a higher percentage of growth among eBay sellers in less-advantaged communities as compared with average economic growth nationwide by 2020

** 2019 PROGRESS:
- From 2011 to 2017, the number of eBay's commercial sellers in less-advantaged communities grew 25 percent compared to a 0.4 percent decrease in the overall number of business enterprises in those communities

MET

eBay for Charity

Supporting your favorite causes when you buy and sell

** 2020 GOAL: $1 billion in charity funds raised by 2020

** 2019 PROGRESS:
- Raised $112 million in charity funds - total reaches over $1 billion raised

MET

eBay achieved an A- rating on our 2019 CDP response

CDP
DISCLOSURE INSIGHT ACTION

Impact Update

eBay Foundation

Empowering aspiring entrepreneurs and building vibrant and sustainable communities

** **2020 GOAL:** Lend $1 million to entrepreneurs via Kiva; enable 50,000 entrepreneurs through access to capital and mentoring and thereby impact the lives of 250,000 people globally

** **2019 PROGRESS:**

- Disbursed $270,000 in loans in 2019, bringing our total loan disbursement to $953,000 and supporting 30,000 borrowers on Kiva
- Impacted the lives of about 143,000 people globally

On Track

Circular Commerce

Giving products the chance to have many lives and serve many people

** **2020 GOAL:** Create $2.5 billion in positive economic impacts and avoid 2.5 million tonnes of carbon emissions by 2020 through people selling their pre-owned electronics and apparel on eBay

** **2019 PROGRESS:**

- Created an additional $820 million in positive economic impact, bringing the cumulative total to $2.9 billion from 2016 to 2019 — MET
- Avoided an additional 625,000 metric tons of carbon emissions, resulting in 2.4million metric tons avoided since 2016 — On Track

Sustainable Commerce

Behaving responsibly, ethically and sustainably in all areas of our business

** **2025 GOAL:** 100% renewable energy in our electricity supply at eBay-controlled data centers and offices; achieve 50 percent absolute reduction in Scope 1 and 2 GHG emissions by 2025 and 75 percent reduction by 2030 from our 2016 baseline

- **Renewable Energy** – 64 percent of our electricity comes from renewable sources, up from 50 percent in 2018; in 2019, San Jose HQ and Draper, Utah office powered by 100% renewable electricity; entered into 1st VPPA to cover ~10% of global footprint
- **Carbon Emissions** – Scope 1 and 2 GHG emissions decreased by 31 percent from 2016 baseline
- **Data Privacy & Cybersecurity** – Global Information Security maintains our high safety and security standards; Risk Committee oversees privacy, security, and cybersecurity risks

On Track

THANK YOU